UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 12, 2004 (October 11, 2004)
(Date of Report (date of earliest event reported))

R&G FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation or organization)	0-22137 (Commission File No.)	66-0532217 (I.R.S. Employer Identification Number)

280 Jesús T. Piñero Ave., Hato Rey, San Juan, Puerto Rico (Address of principal executive office)	00918 (Zip Code)

(787) 758-2424
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 11, 2004, the registrant and R-G Crown Bank, it’s wholly owned Florida banking subsidiary, entered into a purchase and assumption agreement with SouthTrust Bank to acquire 18 SouthTrust branches located in three banking markets in Florida and one banking market in Georgia with deposits and other liabilities totaling approximately $600 million. The acquisition results from the proposed divestiture of certain SouthTrust branches, together with the assets, deposits and other liabilities of such branches to facilitate regulatory approval of Wachovia Corporation’s previously announced proposed acquisition of SouthTrust Corporation, the parent of SouthTrust Bank. Completion of the sale to R-G Crown is contingent on the completion of the proposed merger of SouthTrust Corporation and Wachovia Corporation. As part of the terms of the agreement, R-G Crown Bank agreed to complete the closing and conversion of the accounts by March 3, 2005. R-G Crown will pay SouthTrust a fee of $4.5 million if the closing and conversion does not occur by such date provided the inability to meet that deadline is caused solely by R-G Crown Bank’s action or failure to act. The transaction is subject to final regulatory approvals.

     A copy of the press release, dated October 12, 2004, which describes the transaction and was issued by the registrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Purchase and Assumption Agreement, dated as of October 11, 2004, by and among R&G Financial Corporation, R-G Crown Bank and SouthTrust Bank.

99.1	Press release dated October 12, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
By:	/s/ Joseph R. Sandoval
Joseph R. Sandoval
Executive Vice President and Chief Financial Officer

Date: October 12, 2004

R&G FINANCIAL CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated October 12, 2004 (October 11, 2004)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Assumption Agreement, dated as of October 11, 2004, by and among R&G Financial Corporation, R-G Crown Bank and SouthTrust Bank.
99.1	Press release dated October 12, 2004